                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of our reports included in American Residential Services, Inc.'s ("ARS") Annual Report on Form 10-K for the year ended December 31, 1996, and ARS' Current Report on Form 8-K dated December 8, 1997, (and to all references to our firm) included in or made a part of ARS' Post-Effective Amendment No. 1 to Form S-4 (No. 333-31815).



ARTHUR ANDERSEN LLP



Houston, Texas


December 8, 1997